UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

Annaly Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 7.01.          Regulation FD Disclosure.

          On January 9, 2018, Annaly Capital Management, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the redemption of preferred shares set forth under Item 8.01 of this Current Report on Form 8-K.  The Company hereby furnishes the information set forth in the Press Release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

          The Press Release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.          Other Events.

          On January 9, 2018, the Company announced that it will redeem all 11,500,000 of its outstanding shares of 7.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series E Preferred Stock”), at a redemption price per share of Series E Preferred Stock of $25.00 plus accrued and unpaid dividends per share to, but not including, the redemption date of February 8, 2018.  Additionally, the Company announced that it will redeem 5,000,000 of its outstanding shares of 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), at a redemption price per share of Series C Preferred Stock of $25.00 plus accrued and unpaid dividends per share to, but not including, the redemption date of February 8, 2018.

Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ANNALY CAPITAL MANAGEMENT, INC.
(REGISTRANT)

Dated:	January 9, 2018	By:	/s/ Glenn A. Votek
		Name:	Glenn A. Votek
		Title:	Chief Financial Officer